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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 4, 1995
                                                         --------------


                                   NBI, INC.
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             (Exact name of registrant as specified in its charter)



        Delaware                    0-9403                   84-0645110
        --------                    ------                   ----------
     (State or other             (Commission              (I.R.S. Employer
     jurisdiction of             File Number)            Identification No.)
     Incorporation)




           1880 Industrial Circle, Suite F, Longmont, Colorado  80501
           ----------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (303) 684-2700
                                                           --------------



                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS

I. On August 4, 1995, NBI, Inc. acquired 100% of the outstanding capital stock of the Belle Vernon Motel Corporation for $2,430,000 in cash pursuant to a stock purchase agreement with Romaine Gilmour and Rose B. Calderone, the sole stockholders. The foregoing description of the stock purchase agreement is subject to the terms of the actual agreement, a copy of which is attached as exhibit 10.1 hereto and incorporated herein by reference.

The Belle Vernon Motel Corporation owns and operates an 81 room Holiday Inn in Southwestern Pennsylvania. The primary assets held by the acquired corporation consist of cash, accounts receivable, property and equipment.

The Registrant received approval as an authorized Holiday Inn franchisee prior to the purchase transaction. The property and equipment acquired will continue to be operated as a Holiday Inn Hotel.

The purchase price was determined based upon an analysis of historical and projected net cash flow and was paid in cash from available current assets held by the Registrant.

II. On August 14, 1995, American Glass, Inc., a recently formed, wholly-owned subsidiary of NBI, Inc., closed on its purchase of a majority of the assets of L.E. Smith Glass Company of Mount Pleasant, Pennsylvania, pursuant to an asset purchase and sale agreement between Lawrence F. Ranallo, Trustee in Bankruptcy of Pittsburgh Food & Beverage Company, Inc., L.E. Smith Glass Company and American Glass, Inc. The foregoing description of the asset purchase and sale agreement is subject to the terms of the actual agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference. L.E. Smith Glass Company is a manufacturer of handmade fine glass giftware and lighting fixtures and has been in business since 1907.

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An involuntary bankruptcy petition had been filed against the parent company of
L.E. Smith Glass and a Chapter 11 trustee was appointed with the mandate to sell the assets of the various subsidiaries. The sale of the assets of L.E. Smith Glass Company to American Glass, Inc. was approved by an order of the United States Bankruptcy Court in Pittsburgh, Pennsylvania on July 25, 1995 and closed on August 14, 1995, with the effective date being the close of business on July 31, 1995.

The assets purchased consist primarily of accounts receivable, inventory, property, plant and equipment, goodwill and other intangibles. The aggregate contract purchase price of $5,875,745 was determined by the Registrant based upon a multiple of historical net cash flow adjusted for nonrecurring items. The contract purchase price was also based upon amounts reflected in L.E.
Smith Glass Company's March 31, 1995's audited financial statements and included adjustments for i) the net change in accounts receivable and inventory from April 1, 1995, through July 31, 1995, ii) the increase in fixed assets relating to certain verifiable capital expenditures made during this time period and iii) certain other items. The property, plant and equipment acquired will continue to be used in the manufacture of handmade fine glass giftware and lighting fixtures. The purchase price was paid through the assumption of $3,508,190 of certain liabilities at July 31, 1995, cash and cash proceeds from the liquidation of other current assets held by the Registrant.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a) & b) The filing of financial statements and pro forma financial information within the fifteen day filing period is impractical. Therefore, the Registrant will file such information by amendment. The Registrant expects this information to be filed on or before September 28, 1995, but in no event later than October 18, 1995.

c)  i)   Stock Purchase Agreement with Romaine Gilmour and Rose B. Calderone dated August 4, 1995.

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    ii)  Asset Purchase and Sale Agreement between Lawrence F. Ranallo, Trustee in Bankruptcy of Pittsburgh Food & Beverage Company, Inc., L.E. Smith Glass Company and American Glass, Inc. dated June 29, 1995.


EXHIBITS

10.1 Stock Purchase Agreement with Romaine Gilmour and Rose B. Calderone dated August 4, 1995. The following exhibits to the Stock Purchase Agreement have not been included with this filing but will be provided to the Commission upon request:

         i)   Exhibit A - Legal Description of Property

         ii) Exhibit B, Items 3 and 12 - Listing of additional leases, licenses and contracts

         iii) Exhibit C - Labor Contract between the Belle Vernon Motel Corporation and the United Food and Commercial Workers International Union, Local 23, dated November 1, 1992.

         iv) Exhibit D - Employee Benefit Plans and Pension Plans: Total Amendment and Restatement of the UFCW, Local 23 and Employers Pension Plan effective January 1, 1989, adopted November 2, 1994.


10.2 Asset Purchase and Sale Agreement between Lawrence F. Ranallo, Trustee in Bankruptcy of Pittsburgh Food & Beverage Company, Inc., L.E. Smith Glass Company and American Glass, Inc. dated June 29, 1995. The following exhibits to the Asset Purchase and Sale Agreement have not been included with this filing but will be provided to the Commission upon request:


         i)   Exhibit A - Legal Description of Real Property

         ii) Exhibit E - Financial Statements of L.E. Smith Glass Company dated March 31, 1995

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         iii) Exhibit F - Insurance Policies and Bonds

         iv)  Exhibit G - Schedule 2.2 - Detailed Schedule of Assumed
              Liabilities

         v)   Schedule 7.18 - Employee Benefit Plans

         vi) Schedule 7.19 - Collective Bargaining Agreement between Smith and the September 1, 1998.

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  NBI, INC.




Dated:  August 21, 1995          By:     /s/ Marjorie A. Cogan
                                         ---------------------
                                           Marjorie A. Cogan
                                      As a duly authorized officer
                                     Corporate Controller, Secretary
                               (Principal Financial and Accounting Officer)

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